UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

PROTECT THE VALUE OF YOUR INVESTMENT!

October 30, 2009

Dear Flotek Industries, Inc. Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of Flotek Industries, Inc., which has been adjourned to November 9, 2009 in order for us to solicit additional votes with regard to Proposal 1, which would amend our charter to increase the authorized number of shares of common stock. According to our records, we have not yet received your vote with respect to this important item.

As described in detail in the proxy statement, if Proposal 1 is approved, your company will have sufficient authorized shares of our common stock to enable the exercise of the contingent Warrants and to make future grants of options under our current incentive plans. Your Board recommends that you vote FOR Proposal 1, as well as the other items under consideration. You should also be aware that all three of the nation’s leading independent voting advisory services–RiskMetrics Group (formerly ISS), Glass Lewis & Co., and PROXY Governance, Inc.— recommend that their clients (including institutional investors, mutual funds and pension funds) vote FOR all items under consideration at the Special Meeting.

If Proposal 1 is not approved, your company will be subject to a number of penalties, including:

•	Your company will be required to increase the dividend paid to holders of our preferred stock from 15% per annum to 17.5% per annum.

•

If Proposals 1, 2 and 4 have not been approved on or before June 30, 2011, your company will be required to make an offer to purchase all outstanding shares of our preferred stock at a price equal to 110% of the liquidation preference of the preferred stock plus all accrued and unpaid dividends. We may not have sufficient funds to make this purchase.

•	The risk of our common stock being delisted from the NYSE which could potentially require us to make an offer to repurchase our convertible notes.

•

Losing the ability, under the conditions described in the Proxy Statement, to automatically convert the preferred stock into shares of common stock if the price of our common stock reaches the required levels.

•

Being subject to the investors in our private placement transaction requiring us to undertake the expensive and distracting process of calling and holding up to three additional stockholder meetings for the purpose of considering and voting upon the proposals described in our proxy statement.

Approval of this critical proposal requires the affirmative vote of a majority of the outstanding shares. THEREFORE, FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST PROPOSAL 1.

Your vote is important, no matter how many or how few shares you may own, and will help to save your Company the expense of further solicitation. To ensure that your shares are represented at the Meeting, please take a moment to vote your shares TODAY. You can vote by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the overnight-mail envelope provided.

Thank you for your cooperation.

Very truly yours,

Casey Doherty

Corporate Secretary

PLEASE TAKE A MOMENT OF YOUR TIME AND VOTE FOR ALL

PROPOSALS ON THE ENCLOSED PROXY CARD TODAY

Since time is short, we encourage you to vote your shares

by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.